UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

AMERICANWEST BANCORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMERICANWEST BANCORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME	10:30 a.m. on Tuesday, April 29, 2003

PLACE	Ramada Limited Suites 9601 N. Newport Highway Spokane, Washington

ITEMS OF BUSINESS

1.      To elect seven directors to hold office until the next annual meeting of shareholders.

2.      To take action on any other business that may properly be considered at the Meeting or any adjournment thereof.

RECORD DATE	You may vote at the Meeting if you were a shareholder of record at the close of business on April 2, 2003.

VOTING BY PROXY	If you cannot attend the Meeting, you may vote your shares by completing and promptly returning the enclosed proxy card in the envelope provided.

ANNUAL REPORT	AmericanWest Bancorporation’s 2002 Annual Report, which is not part of the proxy soliciting material, is enclosed.

By Order of the Board of Directors,

/s/    Jacqueline A. Barnard

Secretary

This Notice of Meeting, Proxy Statement and accompanying proxy card are being distributed on or about April 3, 2003.

AMERICANWEST BANCORPORATION

9506 North Newport Highway

Spokane, Washington 99218-1200

PROXY STATEMENT

Annual Meeting of Shareholders

April 29, 2003

We are providing these proxy materials in connection with the solicitation by the Board of Directors of AmericanWest Bancorporation (the “Company”) of proxies to be voted at the Company’s Annual Meeting of Shareholders to be held on April 29, 2003, and at any adjournment of the meeting.

GENERAL INFORMATION ABOUT THE MEETING AND VOTING

Who may vote at the meeting?

The Board of Directors of the Company (the “Board”) has set April 2, 2003, as the record date for the meeting. If you were the owner of Company common stock at the close of business on April 2, 2003, you may vote at the meeting. You are entitled to one vote for each share of common stock you held on the record date, including shares:

•	Held for you in an account with a broker, bank or other nominee (shares held in “street name”) or

•	Credited to your account in the Company’s Employee Stock Ownership Plan (the “ESOP”).

Each share of your common stock has one vote on each matter to be voted on.

How many shares must be present to hold the meeting?

A majority of the Company’s outstanding common shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. On the record date, there were approximately 9,159,365 shares of Company common stock outstanding. Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a proxy card.

Shareholders of record who are present at the Annual Meeting in person or by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote, and will count toward the quorum.

What proposals will be voted on at the meeting?

There is one proposal scheduled to be voted on at the meeting:

•	Election of seven directors to hold office until the next annual meeting of shareholders.

How many votes are required to approve each proposal?

If a quorum exists at the Annual Meeting, the proposal will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against it. Consequently, abstentions and broker non-votes will have no impact on the proposal set forth in the Notice of Annual Meeting.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote on the election of directors, your shares will not be considered entitled to vote on the election of directors. If you just sign and submit your proxy card without voting instructions, your shares will be voted “FOR” each director nominee.

If you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. In this situation, a “broker non-vote” occurs. Shares that constitute broker non-votes are not considered as entitled to vote on the proposal in question, thus effectively reducing the number of shares needed to approve the proposal.

How does the Board recommend that I vote?

The Board recommends that you vote your shares “FOR” each of the director nominees (Proposal 1).

How do I vote my shares without attending the meeting?

Without attending the meeting, you may vote:

•	By Mail—You may vote by mail by marking your selections on the proxy card, signing and dating your proxy card and mailing it in the enclosed postage-paid envelope by April 22, 2003. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example as guardian, executor, trustee, custodian, attorney or officer of a corporation), you should indicate your name and title or capacity.

For shares held in street name, you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee, or, in most cases, submit voting instructions by telephone or the Internet. If you provide specific voting instructions by mail, telephone, or the Internet, your shares will be voted by your broker or nominee as you have directed.

How do I vote my shares in person at the meeting?

If you are a shareholder of record, to vote your shares at the meeting you should bring the enclosed proxy card or proof of identification. You may vote shares held in street name at the meeting only if you obtain a signed proxy card from the record holder (broker or other nominee) giving you the right to vote the shares.

Even if you plan to attend the meeting, we encourage you to vote by mail, so your vote will be counted even if you later decide not to attend the meeting.

What does it mean if I receive more than one proxy card?

It means you hold shares registered in more than one account. To ensure that all your shares are voted, sign and return each proxy card.

May I change my vote?

Yes. If you have voted by mail, you may change your vote and revoke your proxy card by:

•	Sending a written statement to that effect to the Secretary of the Company by April 22, 2003;

•	Submitting a properly signed proxy card with a later date; or

•	Voting in person at the Annual Meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

Directors and Nominees

The Company’s Articles of Incorporation, as amended (“Articles”), allow the Board of Directors or shareholders to set the number of directors on the Board within a range of 5 to 25. The Articles also allow the Board to fill vacancies created on the Board. The Board by resolution has set the number of directors to serve on the Board of Directors at 7 directors. Directors are elected for terms of one year or until their successors are elected and qualified.

At the annual meeting, seven (7) directors are to be elected, each to serve until the next annual meeting of shareholders or until his successor is elected and qualified.

The Board of Directors has nominated the seven current directors, Wesley E. Colley, James Rand Elliott, Robert J. Gardner, Allen Ketelsen, Keith P. Sattler, Donald H. Swartz II, and P. ”Mike” Taylor, as directors, to serve a one-year term or until their successors are elected and qualified.

WESLEY E. COLLEY	Director since 1999

Wesley E. Colley, age 64, has served as President and Chief Executive Officer of the Company, since June 2000. Prior to June 2000, Mr. Colley served as President and Chief Executive Officer of the Original AmericanWest Bank, which was merged into the Bank in February 1999.

JAMES RAND ELLIOTT	Director since 1996

James Rand Elliott, age 52, is a general partner of Premium Finance Company.

ROBERT J. GARDNER	Director since 1985

Robert J. Gardner, age 63, is self-employed in the logging business, President and owner of Gardner Logging and Trucking, Inc.

ALLEN KETELSEN	Director since 2003

Allen Ketelsen, age 45, is President of Ketelsen Construction. Mr. Ketelsen was elected by the other directors to serve on the Board on January 30, 2003 to fill the vacancy when a former director, Norm McKibben, resigned from the Board.

KEITH P. SATTLER	Director since 1993

Keith P. Sattler, age 59, is a certified public accountant and a principal of Sattler and Heslop, a director of Tsunami Communications, and a director of Sunnyside Housing Authority.

DONALD H. SWARTZ, II	Director since 1998

Donald H. Swartz, II, age 57, is the President of J & M Electric, Inc.

P. “MIKE” TAYLOR	Director since 2001

P. “Mike” Taylor, age 59, is a civil engineer and the President of Taylor Engineering, Inc.

All the nominees have indicated a willingness to serve if elected. However, if any nominee becomes unable to serve before the election, the shares represented by proxies may be voted for a substitute designated by the Board, unless a contrary instruction is indicated on the proxy card.

THE BOARD RECOMMENDS A VOTE FOR THESE NOMINEES.

Board Committees and Meetings

During the year ended December 31, 2002, the Board of Directors held twelve meetings. The Board has an Executive Committee, an Audit and Compliance Committee (the “Audit Committee”), a Compensation Committee, and a Nominating Committee, which is responsible for selecting nominees for election as director. Each Board member attended at least 75% of the aggregate of the meetings of the Board and of the committees on which he served and that were held during the period for which he was a Board or Committee member.

The Executive Committee acts as a decision-making body in lieu of the entire Board of Directors. The Executive Committee meets on an as-needed basis.

The Audit Committee meets at least quarterly with the Company’s management and independent auditors to, among other things, review the results of the annual audit and quarterly reviews and discuss the financial statements, recommend to the Board the independent auditors to be retained and receive and consider the auditors’ comments as to controls, adequacy of staff and management performance and procedures in connection with audit and financial controls.

The Compensation Committee acts as an ongoing advisory group to the Board of Directors on executive compensation policies and procedures and other compensation-related items that are corporate in nature (i.e., company-wide 401k plans, stock option plans, benefit plans, etc.).

The following table summarizes the membership of the Board and each of its committees as well as the number of times each met during 2002.

	Board	Audit/ Compliance	Compensation	Nominating	Executive
Mr. Colley	Member		Member	Member	Member
Mr. Elliott	Member		Member	Chair
Mr. Frame(1)	Member		Member		Member
Mr. Gardner	Member		Member		Member
Mr. McKibben(2)	Member		Member		Member
Mr. Sattler	Chair	Chair	Chair	Member	Chair
Mr. Swartz	Member	Member
Mr. Taylor	Member	Member
Number of 2002 Meetings	12	5	6	2	—

(1)	Mr. Frame resigned as a Director on April 23, 2002.

(2)	Mr. McKibben was elected as a Director to replace Mr. Frame on April 23, 2002.

Directors’ Compensation

Directors of the Company receive a monthly retainer of $1,000 and $500 for each meeting of the Board of Directors attended. The Chairman of the Board receives $700 for each meeting of the Board of Directors attended. Members of the Audit Committee receive $300 for each meeting attended and Directors also receive $100 for all other committee meetings attended. During the year ended December 31, 2002, the Company paid an aggregate of $68,900 in director fees pursuant to such arrangements.

Directors of the Company have been eligible to receive options under the 1995 and 2001 Incentive Stock Option Plans. The plans are described in the Executive Compensation section under the heading “1995 and 2001 Incentive Stock Option Plans.”

Compensation Committee Interlocks and Insider Participation

At December 31, 2002, the Compensation Committee consisted of Keith P. Sattler, Chairman, James Rand Elliott, Robert J. Gardner, and the President and Chief Executive Officer of the Company, Wesley E. Colley.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number of shares of the Company’s common stock beneficially owned as of December 31, 2002 by shareholders owning more than five percent of the Company’s common stock, the Company’s Directors and nominees for Director, Executive Officers identified in the Summary Compensation Table below, and all Directors and Executive Officers as a group.

Name	Number of Shares Beneficially Owned (1)		Percent of Shares Outstanding
Five Percent Shareholders:
Banc Funds Co. LLC	572,380		6.43%
Suite 1680 208 South LaSalle Street Chicago, Illinois 60604

Directors:
James Rand Elliott	34,650	(2)	*
Robert J. Gardner	68,850	(3)	*
Allen Ketelsen	11,653		*
Keith P. Sattler	40,775	(4)	*
Donald H. Swartz, II	50,305	(5)	*
P. “Mike” Taylor	16,500		*

Executive Officers:
Wesley E. Colley**	484,158		5.35%
C. Tim Cassels	—		*
Daniel P. Murray	21,246	(6)	*
All Executive Officers, Directors and Nominees as a Group (9)	728,137		7.98%

*	Less than 1% of shares outstanding.

**	Mr. Colley is also a director of the Company and owns more than 5% of the Company’s common stock.

(1)	Share amounts reflect stock dividends, including the 10% dividend declared January 31, 2003. The amounts shown also include the following amount of common stock which the indicated individuals have the right to acquire within 60 days through the exercise of options granted pursuant to the Company’s 1995 and 2001 Incentive Stock Option Plans: Mr. Colley 155,798 shares; Mr. Elliott 17,623 shares; Mr. Ketelsen 2,928 shares; Mr. Gardner 14,080 shares; Mr. Sattler 17,623 shares; Mr. Swartz 14,080 shares; P. Mike Taylor 14,080 shares; and all executive officers and directors as a group, 226,706 shares. Shares held in accounts under the Company’s ESOP, as to which the holders have voting power but not investment power, are also included as follows: Mr. Colley 2,272 shares, Mr. Murray 14,947 shares, and all executive officers and directors as a group, 17,219 shares.

In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of common stock if he or she has voting and/or investment power with respect to such security. The table includes shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the persons named in the table possess voting and/or investment power as follows:

(2)	Includes 4,044 shares held of record by Mr. Elliott’s spouse and 4,613 shares held of record by Premium Finance.

(3)	Includes 16,206 shares held of record by Gardner Logging and Trucking, Inc. and 5,045 shares held of record by Mr. Gardner’s spouse.

(4)	Includes 230 shares held of record by TIPS.

(5)	Includes 3,563 shares held of record by J&M Electric and 455 shares held of record by Mr. Swartz’s mother.

(6)	Includes 469 shares held of record by Mr. Murray in the Company’s 401(K) Plan.

Compliance With Section 16(a) of the Exchange Act

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission (the “Commission”). The rules promulgated by the Commission under Section 16(a) of the Exchange Act require those persons to furnish the Company with copies of all reports filed with the Commission pursuant to Section 16(a).

Based solely upon a review of Forms 3, Forms 4 and Forms 5 and amendments thereto furnished to the Company pursuant to Rule 16(a)(3)(e) during the year ended December 31, 2002, and written representations of certain of its directors and officers that no Forms 5 were required to be filed, the Company believes that all directors, executive officers and beneficial owners of more than 10% of the common stock have filed with the Commission on a timely basis all reports required to be filed under Section 16(a) of the Exchange Act, except that Wes Colley inadvertently filed one report late covering one gift transaction; Robert J. Gardner inadvertently file one report late covering one stock option exercise transaction; and Tim Cassels filed his Form 3 late.

Executive Officers Who Are Not Directors

The following table sets forth the age, position, and the business experience during the past five years of those executive officers of the Company who are not also directors or nominees for director of the Company. All executive officers are elected annually and serve at the discretion of the Board of Directors.

Name and Age	Current Position with the Company and Prior Five Years’ Business Experience
Daniel P. Murray, 54	Senior Vice President-Loan Administrator of the Company since 1990.
C. Tim Cassels, 33	Vice President and Chief Financial Officer of the Company since 2002.

EXECUTIVE COMPENSATION

The following table sets forth the cash and non-cash compensation for each of the last three fiscal years ended December 31, 2002, 2001, and 2000, awarded to or earned by the Chief Executive Officer and the other most highly compensated executive officers of the Company, whose total compensation in 2002 exceeded $100,000.

Summary Compensation Table

	Year	Annual Compensation			Long-Term Compensation Awards	All Other Compensation(4)
Name and Position		Salary (1)	Bonus	Other Annual Compensation(2)	Securities Underlying Options/SARs(3)
Wesley E. Colley	2002	$209,000	$62,000	—	4,400	$73,668
President and Chief	2001	$201,000	$69,862	—	—	$73,668
Executive Officer (1)	2000	$166,932	$77,656	—	133,102	$73,668

Daniel P. Murray	2002	$120,000	$46,777	—	2,200	$17,052
Senior Vice President/	2001	$117,600	$48,825	—	3,630	$17,052
Loan Administrator	2000	$122,000	$18,100	—	—	$17,052

(1)	Includes director fees paid during 2000.

(2)	Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of company-owned automobiles and the payment of certain club dues. In the opinion of management, the costs to the Company of providing such benefits to any individual executive officer during the year ended December 31, 2002, did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3)	Represents options to acquire shares of common stock that were granted under stock option plans.

(4)	Represents the value attributed to the named executive officer during the year pursuant to agreements entered into between the Bank and such officers as part of the Bank’s salary continuation plan.

Salary Continuation Agreements.    The Bank and its predecessor companies entered into Executive Salary Continuation Agreements with certain of its directors and employees, including certain named executive officers. Under the terms of the respective agreements, the director or officer will receive an annual sum based on his or her salary or director’s fee from the Company, payable on a monthly basis, for a period of ten years upon retirement at age 65 or death. The following named executive officers will receive payments under their individual agreements: Mr. Colley will receive $51,840, and Mr. Murray will receive $40,800.

The salary continuation plan is generally available to most directors, executive officers and other key employees of the Bank and vests according to years of service. Persons employed by the Bank or one of its predecessors for at least six continuous years prior to the effective date of the plan are deemed vested with respect to 20% of the salary continuation benefits available to them, and become vested in an additional 20% of such benefits for each succeeding year of employment until the employee becomes fully vested. Eligible persons employed by the Bank for at least ten continuous years prior to the effective date of the plan are deemed fully vested. Obligations under the salary continuation plan are funded by prepaid policies of universal life insurance covering the lives of the plan participants.

Option Grants in Last Fiscal Year.    The following table sets forth information concerning the grant of stock options to the Chief Executive Officer and the other named executive officers during the year ended December 31, 2002.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
	Number of Shares Underlying Options Granted(1)	% of Total Options Granted to Employees in Fiscal Year	Exercise Price ($/Share)	Expiration Date
Name					5%	10%
Wesley E. Colley	4,400	4.68%	$10.91	2/1/07	$13,263	$29,307

Daniel P. Murray	2,200	2.34%	$10.91	2/1/07	$6,631	$14,654

(1)	Share amount and exercise price have been adjusted to reflect the 10% stock dividend declared on January 31, 2003. The options vest in 20% annual increments beginning at the time the agreement is signed. Each option was granted under the Company’s 2001 Incentive Stock Option Plan and has an exercise price equal to the fair market value of the common stock on the date of grant. Each of the indicated options were granted on February 1, 2002. No share appreciation rights (SARs) were granted.

(2)	The hypothetical dollar gains under these columns result from calculations required by the Securities and Exchange Commission rules. The gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term. The actual value, if any, that the executive officers may realize will depend on the spread between the market price and the exercise price on the date the option is exercised. Actual gains, if any, on stock options exercised and common stock holding are dependent upon future performance of the Company and overall stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercise/Value Table.    The following information with respect to options exercised during the year ended December 31, 2002, and remaining unexercised at the end of 2002, is presented for the Chief Executive Officer and the other named executive officers.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND YEAR-END OPTION VALUES

	Shares Acquired on Exercise(#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at Year-End (1)		Value of Unexercised In-the-Money Options at Fiscal Year-End (2)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Wesley E. Colley	—	—	155,798	2,640	$1,170,820	$28,802
Daniel P. Murray	—	—	3,058	1,320	$28,876	$14,401

(1)	Share amounts and values have been adjusted for stock dividends, including the 10% stock dividend declared on January 31, 2003.

(2)	On December 31, 2002, the closing price of common stock was $14.21. For purposes of the foregoing table, stock options with an exercise price less than that amount are considered to be “in-the-money” and are considered to have a value equal to the difference between this amount and the exercise price of the stock option multiplied by the number of shares covered by the stock option.

Employee Stock Ownership Plan

The Company maintains an employee stock ownership plan and trust, known as the Employee Stock Ownership Plan (“Plan”), for the benefit of employees of the Company and its subsidiaries. The Plan became effective January 1, 1989, and is intended to enable participating employees to share in the growth and prosperity of the Company and thereby accumulate funds for retirement needs. The Plan is qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), as a stock bonus plan. Employees of the Company or its subsidiaries who are 21 years of age or older become eligible for participation in the Plan in any Plan year after achieving 1,000 hours or more of service.

At December 31, 2002 (as adjusted for the stock dividend declared January 31, 2003), the Plan owned 253,248 shares of common stock of the Company, representing approximately 3.14% of the then outstanding shares. At such date, the Plan had no outstanding debt.

The Company makes annual contributions to the trust created under the Plan (for which the Company receives a deduction) and the trust invests such contributions and trust earnings in common stock of the Company. Contributions to the Plan in 2002 totaled $212,000.

1995 and 2001 Incentive Stock Option Plans

The Company presently maintains two stock option plans, known as the 1995 Incentive Stock Option Plan (“1995 Plan”) and the 2001 Incentive Stock Option Plan (“2001 Plan”). The 1995 Plan was approved by the shareholders on May 24, 1995. The 2001 Plan was approved by the shareholders on May 29, 2001, to replace the 1995 Plan. Both plans provide for the issuance of incentive stock options intended to qualify under Section 422 of the Code, and options that are not qualified under the Code. Key individuals of the Company and its subsidiaries (including directors, executive officers, and advisors or consultants to the Company) are eligible to receive grants of options.

All shares have been issued in the form of options under the 1995 Plan, but that Plan continues to apply to any outstanding options granted under the 1995 Plan. A balance of 556,630 shares remain available for issuance in the form of options under the 2001 Plan.

In addition, as part of the merger with Bancwest Financial Corporation effective February 1, 1999, the Company adopted certain option plans benefiting the directors and officers of Bancwest’s former bank subsidiary. Options to purchase 65,634 shares of Company common stock are presently granted under the Bancwest option plans that were adopted by the Company, separate from the plans described above, and will be exercised, terminated or expire by 2003 consistent with their termination schedules.

Further, as part of the merger with Latah Bancorporation, Inc. effective July 31, 2002, the Company assumed the options that had been issued by Latah to its directors and officers pursuant to its stock option plans. Options to purchase 291,595 shares of Company common stock (adjusted for the stock dividend declared on January 31, 2003) are presently outstanding under these options, separate from the Company’s 1999 and 2001 plans as described above, and will be exercised, terminated or expire in accordance with the terms of the options and the Latah plans.

REPORT OF THE COMPENSATION COMMITTEE(1)

The Compensation Committee of the Company is responsible for establishing and implementing all compensation policies of the Company and its subsidiaries, as well as setting the compensation for the executive officers of the Company’s subsidiaries. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Company and approving an appropriate compensation level. The Chief Executive Officer evaluates the performance of all corporate officers and recommends to the Committee individual compensation levels for approval by the Committee.

(1)	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Company believes that the compensation of its executive officers and other key personnel should reflect and support the goals and strategies that the Company has established.

Compensation Philosophy.    There are two principal objectives in determining executive compensation: (1) to attract, reward and retain key executive officers, and (2) to motivate executive officers to perform to the best of their abilities and to achieve short-term and long-term corporate objectives that will contribute to the overall goal of enhancing stockholder value. In furtherance of these objectives, the Committee has adopted the following policies:

•	The Company will compensate competitively with the practices of other leading companies in the related fields;

•	Performance at the corporate, subsidiary and individual executive officer levels will determine a significant portion of compensation;

•	The attainment of realizable but challenging objectives will determine performance-based compensation; and

•	The Company will encourage executive officers to hold substantial, long-term equity stakes in the Company so that the interest of executive officers will coincide with the interest of stockholders; accordingly, stock options and incentives will constitute a significant portion of compensation.

Elements of Executive Compensation.    The elements of the Company’s compensation of executive officers are: (1) annual cash compensation in the form of base salary and incentive bonuses; (2) long-term incentive compensation in the form of Salary Continuation Agreements; (3) long-term incentive compensation in the form of stock options granted under the Company’s 1995 Incentive Stock Option Plan and the 2001 Incentive Stock Option Plan; (4) long-term incentive compensation in the form of performance share awards under the 2001 Incentive Stock Plan; and (5) other compensation and employee benefits generally available to all employees of the Company, such as health insurance and the employer contribution under the Company’s Profit Sharing and 401K Plan.

Base salary is determined by considering the overall performance of each executive officer with respect to the duties and responsibilities assigned. Salary surveys of other community banks are reviewed and factored into the process to ensure fair rates of compensation.

During the year ended December 31, 2002, the base salary paid to Wesley E. Colley, President and Chief Executive Officer of the Company was $209,000. Mr. Colley also received a performance bonus of $62,000. This resulted in total compensation of $271,000 for 2002. The performance bonus was paid based on Mr. Colley meeting the performance criteria established by the Committee in the performance bonus plan. The Committee believes the compensation paid to Mr. Colley during the fiscal year is appropriate based on competitive salary surveys and the performance of the Company.

The amount of options granted to an employee is based on the employee’s performance and relative responsibilities within the Company. Options may have a deferred vesting and will not be exercisable prior to vesting.

During the year ended December 31, 2002, the Committee granted stock options totaling 115,500 shares to employees of the Company and its subsidiaries.

COMPENSATION COMMITTEE:

Keith P. Sattler (Chair)

Wesley E. Colley

James Rand Elliott

Robert J. Gardner

RELATED PARTY TRANSACTIONS AND BUSINESS RELATIONSHIPS

Some of the Company’s directors and executive officers were customers of the Bank during 2002 and had transactions with the Bank in the ordinary course of business. In addition, some of the Company’s directors and executive officers are officers, directors or shareholders of corporations or members of partnerships, which were customers of the Bank during the last fiscal year and had transactions with the Bank in the ordinary course of business. All loans included in such transactions were made in the ordinary course of business, were on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons, and in the opinion of management, did not involve more than any normal risk of collectibility or present other unfavorable features.

REPORT OF THE AUDIT COMMITTEE(1)

The Audit Committee assists the Board of Directors in its general oversight of the Company’s financial reporting, internal controls and audit functions. The Committee acts pursuant to the Audit Committee Charter. Each of the members of the Committee qualifies as an “independent” director under the current listing standards of the National Association of Securities Dealers (NASD).

The Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2002, with management and the independent auditors. Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; accounting and financial reporting principles; internal controls; and disclosure controls and procedures. The independent auditors are responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.” In addition, the independent auditors have provided the Audit Committee with the written disclosure and the letter required by the Independence Standards Board Standard No. 1, as amended, “Independence Discussions with Audit Committees,” and the Audit Committee has discussed with the independent auditors their independence and has considered whether the provision of non-audit services is compatible with maintaining their independence.

In reliance on the review and discussions above, the Committee recommended to the Company’s Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002.

This report is submitted by the Audit Committee.

AUDIT COMMITTEE:

Keith P. Sattler (Chair)

Donald H. Swartz, II

P. “Mike” Taylor

(1)	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SHAREHOLDER RETURN PERFORMANCE GRAPH(1)

The following graph compares the cumulative total shareholder return on the Company’s common stock during the period beginning December 31, 1997, and ending December 31, 2002, with the cumulative total return on the S&P 500 Index, the Regional Pacific Banks Index, and the Nasdaq Market Index for the same period. The stock price information shown on the graph is not necessarily indicative of future price performance.

Comparison of Five Year Cumulative Return *

Total Return Performance

	1997	1998	1999	2000	2001	2002
AMERICAN WEST BANCORPORATION	100.00	81.17	73.80	73.07	87.52	122.85
MG GROUP INDEX	100.00	93.66	95.49	110.50	125.44	121.72
S&P 500 INDEX	100.00	128.58	155.64	141.46	124.65	97.10
NASDAQ MARKET INDEX	100.00	141.04	248.76	156.35	124.64	86.94

*	Assumes that the value of the investment in the Company’s common stock and each index was $100 on December 31, 1997, and that all dividends were reinvested. In future years, the S&P Index will be omitted as the Company’s stock trades on Nasdaq. Media General Financial Services is the source of the graph and the accompanying table.

(1)	This section is not “soliciting material,” is not deemed “filed” with the Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing

INDEPENDENT AUDITORS

The Company selected Moss Adams LLP as its independent auditors for the current year and for the year ended December 31, 2002.

Fees Billed To The Company By Moss Adams LLP During 2001

Audit Fees.    The aggregate fees billed by Moss Adams LLP for the audit of the Company’s annual consolidated financial statements for the year ended December 31, 2002, and the review of the consolidated financial statements included in the Company’s Forms 10-Q for 2002 were $127,200.

Financial Information Systems Design and Implementation Fees.    There were no fees billed by Moss Adams LLP to the Company for financial information systems design and implementation fees for the year ended December 31, 2002.

All Other Fees.    The aggregate fees billed to the Company for all other services rendered by Moss Adams LLP for the year ended December 31, 2002, were $227,375.

The Audit Committee of the Board of Directors of the Company has determined that the provision of services rendered above for (a) financial information systems design and implementation fees, and (b) all other fees, is compatible with maintaining Moss Adams LLP’s independence.

OTHER INFORMATION

Expenses of Solicitation

The Company will bear the costs of soliciting proxies, including the reimbursement to record holders of their expenses in forwarding proxy materials to beneficial owners. Directors, officers and regular employees of the Company, without extra compensation, may solicit proxies personally or by mail, telephone, facsimile or electronic mail.

Shareholder Proposals

Under the Company’s Bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered notice to the Company (containing certain information specified in the Bylaws) not less than 120 and not more than 150 days prior to the first anniversary of the date of the Company’s Proxy Statement released to shareholders in connection with the previous year’s annual meeting. These requirements are separate from and in addition to the Securities and Exchange Commission’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s Proxy Statement.

Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Annual Meeting of Shareholders in 2004 may do so by complying with the requirements of the Rules and Regulations promulgated by the Securities and Exchange Commission applicable to such shareholder proposals. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary no later than December 1, 2003.

“Householding” of Documents

The Company is sending only one annual report and proxy statement to eligible shareholders who share a single address unless the Company receives instructions to the contrary from any shareholder at that address.

This practice, know as “householding,” is designed to reduce the Company’s printing and postage costs. If a shareholder of record residing at an address with other shareholders of record wishes to receive a separate annual report or proxy statement in the future, he or she may contact the Company’s transfer agent, Computershare Investor Services, L.L.C. (“Computershare”), 350 Indiana Street, Suite 800, Golden, CO 80401, or call (303) 262-0600. An eligible shareholder of record receiving multiple copies of the Company’s annual report and proxy statement can request householding by contacting the Company at the same address. If you own shares through a bank, broker, or other nominee, you should contact the nominee concerning householding procedures. Even if your household has received only one annual report and one proxy statement, a separate proxy card has been provided for each shareholder account. Each proxy card should be signed, dated, and returned in the enclosed self-addressed envelope.

Other

The Company’s 2002 Annual Report, including financial statements, is being sent to shareholders of record as of April 2, 2003, together with this Proxy Statement.

The Company will furnish to shareholders without charge a copy of its Annual Report on Form 10-K for the year ended December 31, 2002, as filed with the Securities and Exchange Commission, upon receipt of written request addressed to AmericanWest Bancorporation, 9506 North Newport Highway, Spokane, Washington 99218-1200.

The Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will vote on that business in accordance with their best judgment.

By Order of the Board of Directors,

/s/    Jacqueline A. Barnard

Secretary

PROXY

AMERICANWEST BANCORPORATION

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 29, 2003

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints KEITH P. SATTLER and JACQUELINE A. BARNARD, or either of them, proxies with full power of substitution, to vote all shares of common stock of AmericanWest Bancorporation owned of record by the undersigned on April 2, 2003, at the Annual Meeting of Shareholders of AmericanWest Bancorporation to be held on April 29, 2003, or any adjournment(s) thereof.

THIS PROXY AUTHORIZE(S) EACH OF THE PERSONS NAMED ABOVE TO VOTE AT HIS OR HER DISCRETION ON ANY OTHER MATTER THAT MAY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF THIS CARD CONTAINS NO SPECIFIC VOTING INSTRUCTIONS, MY (OUR) SHARES WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

AMERICANWEST BANCORPORATION

The Board of Directors recommends a vote “FOR” Proposal 1.

PROPOSAL 1.    Election of Directors.

01) Wesley E. Colley 02) James Rand Elliott	03) Robert J. Gardner 04) Allen Ketelsen 05) Keith P. Sattler	06) Donald H. Swartz, II 07) P. “Mike” Taylor	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

Please sign exactly as your name or names appear on this proxy card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or custodian, please give full title. If more than one trustee, all should sign. If a corporation, partnership or limited liability company, please sign in full company name by president or other authorized officer.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature (PLEASE SIGN WITHIN BOX)	Date

Signature (Joint Owners)	Date